CONTACTS:
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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Silvia M. Larrieu
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(305) 441-8414

AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, October 20, 2022. Amerant Bancorp Inc. (NASDAQ: AMTB) (the “Company” or “Amerant”) today announced that, on October 19, 2022, the Company’s Board of Directors declared a cash dividend of $0.09 per share of Amerant common stock. The dividend is payable on November 30, 2022, to shareholders of record at the close of business on November 15, 2022.

About Amerant Bancorp Inc. (NASDAQ: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S. with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 23 banking centers – 16 in South Florida and 7 in the Houston, Texas area, as well as an LPO in Tampa, Florida. For more information, visit investor.amerantbank.com.
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